EXHIBIT 4.4

                                 STRATABASE.COM

                             2000 STOCK OPTION PLAN

         1. PURPOSE.

                  The Purpose of the STRATABASE.COM 2000 Stock Option Plan ("Plan") is to provide to key employees, officers, directors, consultants and agents of STRATABASE.COM (the "Corporation"), or any of its subsidiaries, added incentive for high levels of performance and to reward unusual efforts which increase the earnings and long-term growth of the Corporation. It is intended to accomplish the foregoing by providing for the grant of "Incentive Stock Options," "Nonqualified Stock Options" and a Stock Purchase Program to qualified eligible individuals. Except where the context otherwise requires, the term "Corporation" shall include STRATABASE.COM, a Nevada corporation, any parent of the corporation and all present and future subsidiaries of the Corporation as defined in Section 424(e) and 424(f) of the Internal Revenue Code of 1986, as amended (the "Code").

         2. CERTAIN DEFINITIONS.

                  As used in this Plan, the following words and phrases shall have the respective meanings set forth below, unless the context clearly indicates a contrary meaning.

                  (a) "Board of Directors" shall mean the Board of Directors of the Corporation.

                  (b)      "Cause" shall mean any one or more of the following:

                           (i) a material breach of any term of employment, consultation or engagement with the Corporation by the Optionee.

                           (ii) the continuing, repeated willful failure or refusal by the Optionee to substantially perform his responsibilities on behalf of the Corporation.

                           (iii) an act or omission of the Optionee that is materially adverse to the business, goodwill or reputation of the Corporation.

                           (iv)     an act of dishonesty.

                           (v)      the commission of a felony.
                                    the breach of a fiduciary duty or fraud.


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                           (vi)     an act of moral turpitude.

                           (vii) a determination by a physician licensed in the jurisdiction where the Optionee is employed that the Optionee is a chronic alcoholic or a narcotics addict (as such term is defined under the applicable law of such jurisdiction), or

                           (viii) any "cause" for termination or discharge as may be otherwise defined in any employment, consultation or engagement agreement between the Optionee and the Corporation.

                           The determination of the Option Committee with respect to whether a termination for Cause has occurred shall be submitted to the Board of Directors, whose decision shall be final and conclusive.

         (c) "Change of Control" shall mean (i) an acquisition of any voting securities of the Corporation (the "Voting Securities") by any "Person" (as the term person is used for purposes of Section 13(d) or 14(d) of the Exchange Act, immediately after which such Person has "Beneficial Ownership"(within the meaning of Rule 13d-3 promulgated under the Exchange Act) of thirty percent (30%) or more of the then outstanding shares or the combined voting power of the Corporation's then outstanding Voting Securities; (ii) the individuals who, as of the Effective Date are members of the Board (the "Incumbent Board"), cease for any reason to constitute at least two-thirds of the members of the Board; provided, however, that if the election, or nomination of the members of the Corporation's common stockholders, of any new director was approved by a vote of at least two-thirds of the Incumbent Board, such new director shall, for purposes of this Plan, be considered as a member of the Incumbent Board; (iii) the consummation of (x) a merger, consolidation or reorganization with or into the Corporation or in which securities of the Corporation are issued unless such merger, consolidation or reorganization is a "Non-Control Transaction"; (iv) a complete liquidation or dissolution of the Corporation; or (v) the sale or other disposition of all or substantially all of the assets of the Corporation to any Person (other than a transfer to a Subsidiary or the distribution to the Corporation's stockholders of the stock of a Subsidiary or any other assets).

Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any Person (the "Subject Person") acquired Beneficial Ownership of more than the permitted amount of the then outstanding Shares or Voting Securities as a result of the acquisition of Shares or Voting Securities by the Corporation which, by reducing the number of Shares or Voting Securities then outstanding, increases the proportional number of shares Beneficially Owned by the Subject Persons, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of Shares or Voting Securities by the Corporation, and after such share acquisition by the

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Corporation, the Subject Person becomes the Beneficial Owner of any additional
Shares or Voting Securities which increases the percentage of the then outstanding Shares or Voting Securities Beneficially Owned by the Subject Person, then a Change in Control shall occur.

                  (d) "Disability" shall mean the inability to engage in any substantial gainful activity by reason of any medically determined physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve (12) months as determined by the Option Committee in their sole discretion.

                  (e) "Effective Date" shall mean the date on which the Plan is approved by a majority of the outstanding shares of capital stock of the Corporation entitled to vote thereon.

                  (f) "Exchange Act" shall mean the Securities and Exchange Act of 1934, as amended.

                  (g) "Fair Market Value per Share" shall mean as of any date the fair market value of each of the Shares on such date (the "applicable date") as determined by the Option Committee in good faith. The Option Committee is authorized to make its determination as to the fair market value on the following basis: (i) if the Shares are not traded on a securities exchange and are not quoted on the National Association of Securities Dealers, Inc.'s Automated Quotation System ("NASDAQ"), but are quoted on the Over The Counter Electronic Bulletin Board operated by NASDAQ, "Fair Market Value per Share" shall be the mean between the average daily bid and average daily asked prices of the Shares on the applicable date, as published on such bulletin board; (ii) if the Shares are not traded on a securities exchange and are quoted on NASDAQ, "Fair Market Value per Share" shall be the closing transaction price of the Shares on the applicable date, as reported on NASDAQ; (iii) if the Shares are traded on a securities exchange, "Fair Market Value per Share" shall be the daily closing price of the Shares, on such securities exchange as of the applicable date; or (iv) if the Shares are traded other than as described in
(i), (ii) or (iii) above, or if the Shares are not publicly traded, "Fair Market Value per Share" shall be the value determined by the Option Committee in good faith based upon the fair market value as determined by completely independent and well qualified experts. In the case of Shares described in (i), (ii) or
(iii) above, if no prices are reported for the Shares on the applicable date, the "Fair Market Value per Share" shall be the price reported for such Shares on the next preceding date on which there were reported prices.

                  (h) "Granting Date" shall mean the date on which the grant of an Option is made effective by the Option Committee.

                  (i) "Incentive Stock Option" shall mean an Option intended to qualify for treatment as an incentive stock option under Section 422 of the Code, and designated as an Incentive Stock Option.

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                  (j) "Non-Control Transaction" shall mean a merger,
consolidation or reorganization with or into the Corporation or in which securities of the Corporation are issued where:

                      (a) the stockholders of the Corporation, immediately
                          before such merger, consolidation or reorganization, own directly or indirectly immediately following such merger, consolidation or reorganization, at least fifty percent (50%) of the combined voting power of the outstanding voting securities of the corporation resulting from such merger or consolidation or reorganization (the "Surviving Corporation") in substantially the same proportion as their ownership of the Voting Securities immediately before such merger, consolidation or reorganization,

                      (b) the individuals who were members of the Incumbent
                          Board immediately prior to the execution of the agreement providing for such merger, consolidation or reorganization constitute at least two-thirds of the members of the board of directors of the Surviving Corporation, or a corporation beneficially directly or indirectly owning a majority of the Voting Securities of the Surviving Corporation, and

                      (c) no Person other than (1) the Corporation, (2) any
                          Subsidiary, (3) any employee benefit plan (or any trust forming a part thereof) that, immediately prior to such merger, consolidation or reorganization, was maintained by the Corporation or any Subsidiary, or
                          (4) any Person who, immediately prior to such merger, consolidation or reorganization had Beneficial Ownership of thirty percent (30%) or more of the then outstanding Voting Securities or Shares, has Beneficial Ownership of thirty percent (30%) or more of the combined voting power of the Surviving Corporation's then outstanding voting securities or its common stock.

                  (k) "Nonqualified Stock Option" shall mean an Option not qualifying as an Incentive Stock Option.

                  (l) "Option" shall man any option to purchase Shares of the Corporation granted under the Plan, which may be either an Incentive Stock Option or a Nonqualified Stock Option.

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                  (m) "Option Agreement" shall mean the document setting forth the terms and conditions of each Option.

                  (n) "Option Committee" shall mean the Committee selected and designated by the Board of Directors to administer the Plan, consisting of not less than two (2) members of the Board of Directors.

                  (o) "Optionee" shall mean the holder of an Option.

                  (p) "Retirement" shall have the meaning ascribed by the Option Committee.

                  (q) "Securities Act" shall mean the Securities Act of 1933, as amended.

                  (r) "Shares" shall mean the shares of common stock, $0.001 par value per share of the Corporation.

                  (s) "Subsidiary" shall mean any corporation (other than STRATABASE.COM) in an unbroken chain of corporations beginning with STRATABASE.COM, if each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

                  (t) "Ten Percent Shareholder" shall mean an individual who, at the time an Option is granted, owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Corporation or its parent, if any.

         3.       STOCK OPTIONS.

                  (a) In General. Awards under the Plan shall be granted in the form of Options which may either qualify for treatment as Incentive Stock Options or as Nonqualified Stock Options.

                  (b) Limitation on Number of Shares. The aggregate number of Shares which may be issued and purchased under the Plan shall not exceed 1,750,000 Shares, subject to any Share adjustments pursuant to Section 9. Shares may be either authorized and unissued Shares or issued Shares reacquired by the Corporation. The total number of Shares subject to Options authorized under the Plan shall be subject to increase or decrease, as necessary, in order to give effect to the adjustment provisions of Section 9 hereof and to give effect to any amendment adopted as provided in Section 15 hereof. Notwithstanding the above limitation, any Shares subject to an Option which terminates, is cancelled or expires for any reason without being exercised in full, may again be subject to an Option under the Plan, unless the Plan shall have been terminated. At the discretion of the Option Committee, existing Options may be cancelled and new options granted at a lower price in the event of a decline in the market value of the Shares. If

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Shares issued upon exercise of an Option under the Plan are tendered to the
Corporation in partial or full payment of the exercise price of an Option granted under the Plan, such tendered Shares shall not be available for subsequent Option grants under the Plan.

4.       ELIGIBILITY.

                  (a) In General. Only officers, key employees and directors who are also employees of the Corporation shall be eligible to receive grants of Incentive Stock Options. Officers, key employees, consultants, agents and all directors of the Corporation (whether or not employees of the Corporation) shall be eligible to receive grants of Nonqualified Stock Options. Within the foregoing limits, the Option Committee, in its sole and absolute discretion, shall, from time to time, determine (i) the individuals or the class of individuals to whom Options may be granted hereunder, (ii) the number of Shares to be covered by each of the Options granted hereunder, (iii) the purchase price of the Shares and the method of payment for such Shares, (iv) the terms and provisions of the respective Option Agreement and (v) the times at which such Options shall be granted. The Option Committee shall take into account such factors as it shall deem relevant in connection with accomplishing the purpose of the Plan as set forth in Section 1 hereof. All such determinations and designations of individuals eligible to receive Options under the Plan shall be made in the absolute discretion of the Option Committee and shall not require the approval of the stockholders, except as expressly set forth herein.

                  (b) Additional Options. An individual who has been granted an Option may be granted additional Options if the Option Committee shall so determine. In addition, new Options may be granted in substitution for Options previously granted under this Plan or another plan of the Corporation or under the plan of another corporation assumed by the Corporation. No Options shall be granted under this Plan after the expiration of the tenth (10th) anniversary of the adoption of the Plan by the Board of Directors.

                  (c) Certain Limitations. Incentive Stock Options may not be granted to an Optionee to the extent that the aggregate Fair Market Value per Share (determined as of the Granting Date) of all Shares subject to the Incentive Stock Options granted under the Plan (or granted under any other incentive stock option plan of the Corporation) which are exercisable for the first time by such Optionee during the same calendar year exceeds One Hundred Thousand Dollars ($100,000).

                  (d) Option Agreement. Each Option granted pursuant to the Plan shall be evidenced by a written Option Agreement entered into between the Corporation and the Optionee which shall contain such terms and provisions, including, but not limited to, the period of exercise, whether in installments or otherwise, the exercise price and such other terms and conditions as the Option Committee shall, in its sole discretion, determine to be appropriate and within the contemplation of the Plan. The terms and conditions of such written Option Agreement need not be the same for all Options granted under the Plan.

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         5.       ADMINISTRATION OF PLAN.

                  (a) Option Committee. This Plan shall be administered by the Option Committee, subject to the approval and ratification by the Board of Directors. Any action of the Option Committee with respect to administration of the Plan shall be taken pursuant to (i) a majority vote at a meeting of the Option Committee (to be documented by minutes), or (ii) the unanimous written consent of its members. The Option Committee may meet in person, by telephone, or by any other means which it deems to be advisable and convenient. All actions taken by the Option Committee shall be submitted to the Board of Directors for ratification and approval.

                  (b) Vacancies. Vacancies in the Option Committee shall be filled by the Board of Directors. In addition, the Board of Directors may at any time remove one or more members of the Option Committee and substitute others, and a majority of disinterested members of the Board of Directors shall at all times have the right to exercise any and all rights and powers of the Option Committee.

                  (c) Authority. The Option Committee shall have the authority, exercisable in its discretion, subject to express provisions of this Plan and subject to the approval and ratification by the Board of Directors, to: (i) construe and interpret the provisions of the Plan, decide all questions and settle all controversies and disputes which may arise in connection with the Plan; (ii) prescribe , amend and rescind rules and regulations relating to the administration of the Plan; (iii) determine the exercise price of the Shares covered by each Option granted hereunder and the method of payment for such Shares, the individuals to whom, and the time or times at which, any Option granted hereunder shall be granted and exercisable, the number of Shares covered by each Option granted hereunder, (iv) determine the terms and provisions of the respective Option Agreements (which need not be identical); (v) determine, in the case of employees, whether Options shall be Incentive Stock Options or Nonqualified Stock Options; (vi) determine the duration and purposes of leaves of absence which may be granted to eligible individuals without constituting a termination of their employment for purposes of the Plan; and (vii) make all other determinations necessary or advisable for the administration of the Plan. Determinations of the Option Committee on matters referred to in this Section shall be conclusive and binding on all parties howsoever concerned. With respect to Incentive Stock Options, the Option Committee shall administer the Plan in compliance with the provisions of Code Section 422 as the same may hereafter be amended from time to time. No member of the Option Committee shall be liable for any action, omission or determination made in good faith in connection with the Plan.

         6.       EXERCISE PRICE.

                  (a) Nonqualified Stock Options. The exercise price of each Option that is intended to be a Nonqualified Stock Option shall be determined by the Option Committee.

                  (b) Incentive Stock Option. The exercise price of each Option intended to qualify as an Incentive Stock Option shall be determined by the Option Committee, but shall in no event be less than one hundred percent (100%) of the Fair Market Value per Share on the Granting Date of the Incentive Stock

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Option. In the case of an Option intended to qualify as an Incentive Stock
Option, which is granted to a Ten Percent Shareholder, the exercise price per share shall in no event be less than 110% of the Fair Market Value per Share determined as of the Granting Date.

         7. PERIOD OF EXERCISE AND CERTAIN LIMITATIONS ON RIGHT TO EXERCISE.

                  (a) Period of Exercise. Each Option granted under the Plan shall be exercisable at such times and under such conditions as may be determined by the Option Committee at the Granting Date and as shall be set forth in the Option Agreement; provided, however, in no event shall an Option be exercisable after the expiration of ten (10) years from its Granting Date, and in the case of an Incentive Stock Option granted to a Ten Percent Shareholder, such Option shall not be exercisable later than five (5) years after its Granting Date.

                  (b) Change of Control. Unless otherwise provided in any Option Agreement, all Options granted pursuant to the Plan shall become fully and immediately exercisable with respect to all Shares subject thereto, upon a Change of Control.

                  (c) Effect of Termination of Employment or Other Relationship. The effect of the termination of an Optionee's employment or other relationship with the Corporation on such Optionee's eligibility to exercise any Options awarded pursuant to the Plan shall be as follows:

                      (i) Disability or Death. If an Optionee ceases to be employed by, or ceases to have a relationship with, the Corporation by reason of Disability or death, any Option heretofore granted which remains unexercised at the time of termination shall become fully vested and exercisable and shall expire not later than one (1) year thereafter. During such one
                            (1) year period and prior to the expiration of the Option by its terms, the Optionee, or his or her executor or administrator or the person or persons to whom the Option is transferred by will or the applicable laws of descent and distribution, may exercise such Option, and except as so exercised, such Option shall expire at the end of one (1) year period unless such Option by its terms expires before such date. The decision as to whether a termination by reason of Disability has occurred shall be made by the Option Committee, whose decision shall be final and conclusive.

                      (ii) Retirement. If the Optionee ceases to be employed by, or ceases to have a relationship with the Corporation by reason of Retirement, any Option heretofore granted which remains unexercised at the time of such Retirement shall become fully vested and exercisable and shall expire, in the case of an

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                            Incentive Stock Option, not later than three (3)
                            months thereafter, or, in the case of a Nonqualified Stock Option, not later than one (1) year thereafter. During such period and prior to the expiration of the Option by its terms, such Option may be exercised by the Optionee, and except as so exercised, shall expire at the end of such relevant period unless such Option by its terms expires before such date. The decision as to whether a termination is by reason of Retirement shall be made by the Option Committee, whose decision shall be final and conclusive.

                      (iii) Voluntary Termination or Termination by the
                            Corporation. If an Optionee's employment by, or relationship with, the Corporation is terminated voluntarily or, by the Corporation, whether such termination is for Cause or for no reason whatsoever, any Option heretofore granted which remains unexercised at the time of such termination shall expire immediately, provided, however, that the Option Committee may, in its sole and absolute discretion, within thirty (30) days of such termination, waive the expiration of any Option awarded under the Plan, by giving written notice of such waiver to the Optionee at such Optionee's last known address. In the event of such waiver, the Optionee may exercise any such Options only to such extent, for such time, and upon such terms and conditions set forth in subparagraph (i) above. The determination as to whether a termination is voluntary or for Cause shall be made by the Option Committee, whose decision shall be final and conclusive.

                  (d) Shares held for Investment. The Option Committee may, if it or counsel for the Corporation shall deem it necessary or desirable for any reason, require as a condition of exercise, that the Optionee or any other person entitled to exercise an Option hereunder, represent in writing to the Corporation at the time of exercise of such Option that it is their intention to acquire the Shares as to which the Option is being exercised for investment purposes and not with a view to the sale or distribution thereof.

                  (e) Transferability. Options granted under the Plan to an Optionee shall not be transferable other than by will or the laws of descent and distribution, and such Options shall be exercisable, during the Optionee's lifetime, only by him or his legal guardian or legal representative. A transfer of an Option by will or the laws of descent and distribution shall not be effective unless the Option Committee shall have been furnished with such evidence as it may deem necessary to establish the validity of the transfer.

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                  (f) Intended Treatment as Incentive Stock Options. Incentive
Stock Options granted pursuant to this Plan are intended to qualify as "incentive stock options" pursuant to Code Section 422 and shall, whenever possible, be construed and administered so as to implement that intent. If all or any part of an Option granted hereunder with the intention of qualifying as an Incentive Stock Option, shall fail to so qualify, such Option or portion thereof that fails to so qualify shall be deemed a Nonqualified Stock Option granted hereunder.

         8.       PAYMENT OF EXERCISE PRICE AND CANCELLATION OF OPTIONS.

                  (a) Notice of Exercise. An Option granted under the Plan shall be exercised by giving written notice to the Secretary of the Corporation (or such other person designated by the Option Committee) of the Optionee's intention to exercise one or more Options hereunder and by delivering payment of the exercise price therewith, which shall be paid in full at the time of such exercise.

                  (b) Method of Settlement. The consideration to be paid for the Shares to be issued upon exercise of an Option, shall consist of cash or, with the approval of the Option Committee (which may be withheld in its sole discretion), Shares having a fair market value on the date of exercise, as determined by the Option Committee, at least equal to the exercise price or a combination of cash and Shares or, with the approval of the Option Committee (which may be withheld in its sole discretion) may also be effected wholly or partly by monies borrowed from the Corporation pursuant to a promissory note, the terms and conditions of which shall be determined from time to time by the Option Committee, in its discretion, separately with respect to each exercise of Options and each Optionee, or by such other method of payment as may be determined by the Option Committee in its sole discretion; provided, that each such method and time for payment and each such borrowing and terms and conditions of repayment shall then be permitted by and be in compliance with applicable law. An Optionee may purchase less than the total number of Shares for which an Option is then exercisable, provided, however, that any partial exercise of an Option may not be less than for one hundred (100) Shares and shall not include any fractional Shares. No Optionee or legal representative of an Optionee, as the case may be, will be, or will be deemed to be, the owner of any Shares covered by an Option unless and until certificates for the Shares are issued to the Optionee or such Optionee's representative under the Plan.

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         9.       SHARE ADJUSTMENT.

                  If the outstanding Shares of the class then subject to this Plan are increased or decreased, or are changed into or exchanged for a different number or kind of shares or securities or other forms of property (including cash) or rights, as a result of one or more reorganizations, recapitalizations, spin-offs, stock splits, reverse stock splits, stock dividends or the like, appropriate adjustments shall be made in the number and/or kind of Shares or securities or other forms of property (including cash) or rights for which Options may thereafter be granted under the Plan and for which Options then outstanding under the Plan may thereafter be exercised. Any such Share adjustments shall be made without changing the aggregate exercise price applicable to the unexercised portions of outstanding Options. Any fractional Shares resulting from such adjustment shall be eliminated by rounding to the nearest whole number. Appropriate amendments to the Option Agreements shall be executed by the Corporation and the Optionees to the extent the Option Committee determines that such amendments are necessary or desirable to reflect such Share adjustments. If determined by the Option Committee to be appropriate, in the event of any Share adjustment involving the substitution of securities of a corporation other than the Corporation, the Option Committee shall make arrangements for the assumption by such other corporation of any Options then or thereafter outstanding under the Plan, without any change in the total exercise price applicable to the unexercised portion of the Options but with an appropriate adjustment to the number of securities, kind of securities and exercise price for each of the securities subject to the Options. The determination by the Option Committee as to what adjustment, amendments or arrangements shall be made pursuant to this Section 9 and the extent thereof, shall be final and conclusive.

                  In the event of the proposed dissolution or liquidation of the Corporation, or a proposed sale of substantially all of the assets of the Corporation, or in the event of any merger or consolidation of the Corporation with or into another corporation, or in the event of any corporate separation or division, including, but not limited to, a split-up, split-off or spin-off, or other transaction in which the outstanding Shares then subject to Options under the Plan are changed into or exchanged for property (including cash), rights and/or securities other than, or in addition to, shares of the Corporation, the Option Committee may provide that the holder of each Option then exercisable shall have the right to exercise such Option solely for the kind and amount of shares of stock and other securities, property, cash or any combination thereof receivable upon such dissolution, liquidation, sale, consolidation or merger, or similar corporate event, by a holder of the number of Shares for which such Option might have been exercised immediately prior to such dissolution, liquidation, sale, consolidation or merger or similar corporate event; or, in the alternative, the Option Committee may provide that each Option granted under the Plan shall terminate as of a date to be fixed by the Board of Directors, provided, that no less than thirty (30) days prior written notice of the date so fixed shall be given to each Optionee who shall have the right, during such thirty (30) day period preceding such termination, to exercise the Options as to all or any part of the Shares covered thereby, including Shares as to which such Options would not otherwise be exercisable.

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         10.      STOCK PURCHASE PROGRAM.

                  (a) Participants. Participants eligible to participate in the Stock Purchase Program shall be limited to officers and/or employees of the Corporation who have been designated by the Corporation as participants in the Stock Purchase Program (a "Participant"). The Board of Directors or the Option Committee shall have the right in its absolute discretion to refuse any employee or group of employees the right of participation or continued participation in the Stock Purchase Program.

                  (b) Directors' Authority to Establish and Participants' Right to Elect to Participate in the Stock Purchase Program and Participant's Contribution. The Board of Directors or the Option Committee shall have the authority to implement a Stock Purchase Program for the benefit of designated Participants. Any such Participant may elect to contribute money (the "Participant's Contribution") to the Stock Purchase Program for any 12 month period commencing on any of January 1, April 1, July 1 or October 1 in any calendar year (any of which dates is hereinafter called the "Commencement Date") if the Participant, at least two weeks prior to the Commencement Date, delivers to the Corporation a written direction in form and substance satisfactory to the
Corporation:

                      (i) Authorizing the Corporation to deduct, and remit to the Corporation, from the Participant's salary in 12 equal installments the Participant's Contribution commencing on the Commencement Date; and

                      (ii) directing the Corporation to register a municipal address specified by the Participant as the Participant's address on the shareholders' register for any Shares issued to the Participant in accordance with the Stock Purchase Plan.

The Participant's Contribution shall not exceed 10 percent of the Participant's basic annual salary from the Corporation before deductions, exclusive of any overtime pay, bonuses or allowances of any kind whatsoever determined (the "Basic Annual Salary") as of the Commencement Date. No adjustment shall be made to the Participant's Contribution until the next 12 month period in which the Participant elects to participate and then only if a new written direction has been delivered to the Corporation for such 12 month period. The Participant's Contribution shall be held by the Corporation for the purposes of the Stock Purchase Program.

                  (c) Corporation's Contribution. Immediately prior to the date any Shares are issued to a Participant in accordance with paragraph (e), the Corporation will credit the Participant with and thereafter hold for the Participant an amount (the "Corporation's Contribution") equal to:

                      (i) For the first 12 months after an employee has been designated as a Participant in the Stock Purchase Program - one-sixth of the Participant's Contribution then held by the Corporation; and

                      (ii) thereafter - one-third of the Participant's Contribution then held by the Corporation.

                  (d) Aggregate Contribution. The Participant's Contribution plus the Corporation's Contribution shall be the "Aggregate Contribution" The Corporation shall not be required to segregate the Aggregate Contribution from its own corporate funds or to pay interest thereon.

                  (e) Issue of Shares. On each March 31, June 30, September 30 and December 31, the Corporation will issue to each Participant fully paid and non-assessable Shares equal in value to the Aggregate Contribution held for the benefit of such Participant on such date by the Corporation converted into Shares at the Issue Price (defined below) on such dates. No fractions shares will be issued in connection with the Stock Purchase Program. "Issue Price" means the simple average of the high and low trading prices of the Shares for the three months prior to the date of issue on the stock exchange on which the Shares are then listed or other securities market having the highest trading volume for the Shares during such three-month period. The Corporation shall hold any unused balance of the Aggregate Contribution for a Participant until used in accordance with the Stock Purchase Program.

                  (f) Safekeeping and Delivery of Shares. All Shares issued to a Participant in accordance with the Stock Purchase Program will be held in safekeeping by the Corporation and will be delivered, subject to the terms of the Plan, to such Participant upon the expiration of a period (the "Holding Period") of six months following the date of issue of such Shares. If the Corporation receives on behalf of a Participant in respect of any Shares so held:

                      (i) Cash dividends (less any sums required to be withheld pursuant to applicable income tax legislation);

                      (ii) options or rights to purchase additional securities of the Corporation or any other Corporation;

                      (iii) any notice of meeting, proxy statement and proxy for any meeting of holders of Shares of the Corporation; or

                      (iv) other or additional Shares or other securities (issued by the Corporation to holders of Shares by way of dividend or otherwise);

then the Corporation shall forward to such Participant at his last known address according to the records of the Corporation any of the money or items listed in paragraph (f)(i) and (f)(iii) and paragraph (f)(ii) if allowed by applicable securities laws; and shall hold in safekeeping any additional securities referred to in paragraph (f)(iv) and shall deliver such securities to a Participant with delivery of the Shares in respect of which such additional securities were issued.

                  (g) Early Delivery of Shares. Any Shares issued to a Participant but held in safekeeping by the Corporation will be distributed to a Participant or his estate prior to the expiration of the Holding Period only upon:

                      (i)   The Participant's Retirement;

                      (ii)  the Participant's Disability; or

                      (iii) the Participant's death.

                  (h) Termination of Employment. If a Participant shall cease to be employed by the Corporation for any reason or shall receive notice from the Corporation of the termination of his employment the Participant shall be deemed to be no longer a Participant in the Stock Purchase Program; and

                      (i) Any portion of the Participant's Contribution then held for the Participant shall be paid to the Participant or his estate, as the case may be;

                      (ii) any portion of the Corporation's Contribution then held for the Participant shall be paid to the Corporation; and

                      (iii) except as provided in paragraph (g), any Shares then held in safekeeping for a Participant shall be repurchased by the Corporation at the Issue Price thereof or sold at market and an amount equal to the lesser of:

                            (1) the Participant's Contribution; and

                            (2) the portion of the proceeds received on any sale
                                of such Shares equal to:

                                (A) six-sevenths of the proceeds if the Shares
                                    were issued within 12 months after the
                                    Participant was designated as a Participant in the Stock Purchase Program; or

                                (B) three-quarters of the proceeds if the Shares
                                    were issued after the Participant's first year of participation in the Stock Purchase Program; Shall be paid to the Participant and the balance shall be paid to the Corporation.

                  (i) Amalgamation, Consolidation or Merger. If the Corporation reorganizes, consolidates with or merges with or into another corporation or other entity, each Participant for whom Shares are held in safekeeping will receive on the date any Shares would otherwise be delivered to the Participant in accordance with paragraph (f) or (g) the securities, property or cash to which the Participant was entitled on such amalgamation, consolidation or merger.

         11.      SUBSTITUTE OPTIONS.

                  The Corporation may grant options under the Plan in substitution for options held by employees of another corporation who become employees of the Corporation as the result of a merger or consolidation of the employing corporation with the Corporation, or as a result of the acquisition by the Corporation, of property or stock of the employing corporation. The Corporation may direct that substitute options be granted on such terms and conditions as the Board of Directors considers appropriate in the circumstances.

         12.      OTHER EMPLOYEE BENEFITS.

                  Except as to plans which by their terms include such amounts as compensation, the amount of any compensation deemed to be received by an employee as a result of the exercise of an option or the sale of Shares received upon such exercise shall not constitute compensation for purposes of determining such employee's benefits under any other employee benefit plan or program in which the employee is a participant at any time, including, without limitation, benefits under any bonus, pension, profit-sharing, life insurance or salary continuation plan, except as otherwise specifically determined by the Board of Directors.

         13.      TERMS AND CONDITIONS OF OPTIONS.

                  (a) Withholding of Taxes. As a condition to the exercise, in whole or in part, of any Options, the Option Committee may in its sole discretion require the Optionee to pay, in addition to the exercise price of the Shares covered by the Options an amount equal to any Federal, state or local taxes that may be required to be withheld in connection with the exercise of such Options. Alternatively, the Corporation may issue or transfer the Shares pursuant to exercise of the Options net of the number of Shares sufficient to satisfy the withholding tax requirements. For withholding tax purposes, the Shares shall be valued on the date the withholding obligation is incurred. In the event an Optionee makes a Code Section 83(b) election in connection with a Nonqualified Stock Option granted under the Plan, the Optionee shall immediately notify the Corporation of such election. In the case of an Incentive Stock Option, an Optionee who disposes of Shares acquired pursuant to such Incentive Stock Option either (a) within two (2) years after the Granting Date or (b) within one (1) year after the issuance of such Shares to the Optionee upon exercise thereof, shall notify the Corporation of such disposition and the amount realized upon such disposition.

                  (b) No Rights to Continued Employment or Relationship. Nothing contained in the Plan or in any Option Agreement shall obligate the Corporation to continue to employ or to continue any other relationship with any Optionee for any period or interfere in any way with the right of the Corporation to reduce such Optionee's compensation or to terminate the Corporation's employment or relationship with any Optionee at any time.

                  (c) Time of Granting Options. The Granting Date shall be the day the Corporation executes the Option Agreement; provided, however, that if appropriate resolutions of the Option Committee indicate that an Option is to be granted as of and on some prior or future date, the Granting Date shall be such prior or future date.

                  (d) Privileges of Stock Ownership. No Optionee shall be entitled to the privileges of stock ownership as to any Shares not actually issued and delivered to such Optionee. No Shares shall be issued upon the exercise of any Option unless and until, in the opinion of the Corporation's counsel, all applicable laws, rules and regulations of any governmental or regulatory agencies and any exchanges upon which stock of the Corporation may be listed, shall have been fully complied with.

                  (e) Securities Laws Compliance. The Corporation will diligently comply with all applicable securities laws before any Options are granted under the Plan and before any Shares are issued pursuant to the exercise of any Options. Without limiting the generality of the foregoing, the Corporation may require from the Optionee such investment representation or such agreement, if any, as counsel for the Corporation may consider necessary or advisable in order to comply with the Securities Act as then in effect, and may require that the Optionee agree that any sale of the Shares will be made only in such manner as is permitted by the Option Committee. The Option Committee in its discretion may cause the Options and Shares underlying such Options to be registered under the Securities Act by the filing of a Form S-8 Registration Statement covering the Options and Shares. The Optionee shall take any action reasonably requested by the Corporation in connection with registration or qualification of the Shares under federal and state securities laws.

                  (f) Option Agreement. Each Incentive Stock Option and Nonqualified Stock Option granted under this Plan shall be evidenced by a written Option Agreement executed by the Corporation and the Optionee containing such terms and conditions as are deemed desirable by the Option Committee and are not inconsistent with the purpose of the Plan as set forth in Section 1.

         14.      RESTRICTED SHARES.

                  (a) In General. The Option Committee may, in its discretion, issue restricted Shares upon the exercise of any Options granted under the Plan. Such restricted Shares shall be subject to such vesting requirements and restrictions on transferability as may be determined by the Option Committee.

                  (b) Legend. All stock certificates issued with respect to restricted Shares shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Shares.

                  (c) Rights Appurtenant to Restricted Shares. The issuance of restricted Shares shall not affect the rights of the Optionee as a stockholder of the Corporation including, but not limited to the right to receive dividends on and to vote with respect to such restricted Shares, except that additional shares issued with respect to restricted Shares including, but not limited to, stock dividends or stock splits or any securities issued in exchange for restricted Shares shall be subject to the same restrictions as are applicable to the restricted Shares.

         15.      PLAN AMENDMENT AND TERMINATION.

                  (a) Authority of Option Committee. In addition to the authority of the Option Committee set forth in Section 5, the Option Committee may at any time discontinue granting Options under the Plan or otherwise suspend, amend or terminate the Plan and may, with the consent of an Optionee, make such modification of the terms and conditions of Options theretofore granted as it shall deem advisable. Any amendment or modification made pursuant to the provisions of this Section shall be effective immediately upon adoption, unless otherwise provided therein, subject to approval thereof (i) within twelve
(12) months before or after the effective date of such amendment or modification by stockholders of the Corporation holding not less than a majority vote of the voting power of the Corporation voting in person or by proxy at a duly held stockholders meeting when required to maintain or satisfy the requirements of Code Section 422 with respect to Incentive Stock Options, or Code Section 162(m) with respect to performance-based compensation, (ii) by any appropriate governmental agency if required, or (iii) by a securities exchange or automated quotation system if required. No Option may be granted during any suspension or after termination of the Plan.

                  (b) Ten (10) Year Maximum Term. Unless previously terminated by the Option Committee, this Plan shall terminate on the tenth (10th) anniversary of the Effective Date. No Options shall be granted under the Plan thereafter.

                  (c) Effect on Options Granted. Any amendment, suspension or termination of the Plan shall not, without the consent of the Optionee, alter or impair any rights or obligations under any Option theretofore granted.

         16.      EFFECTIVE DATE OF PLAN.

                  The Plan shall be effective upon approval by the of a majority of the outstanding shares of capital stock of the Corporation entitled to vote thereon (the "Effective Date").

         17.      MISCELLANEOUS PROVISIONS.

                  (a) Limitation on Benefits. No Option may be exercised, to the extent such exercise will create an "excess parachute payment" as defined in
Section 280G of the Code.

                  (b) Exculpation and Indemnification. The Corporation shall indemnify and hold harmless the Option Committee from and against any and all liabilities, costs and expenses incurred by such persons as a result of any act, or omission to act, in connection with the performance of such persons' duties, responsibilities and obligations under the Plan, other than such liabilities, costs and expenses as may result from gross negligence, bad faith, willful conduct and/or criminal acts of such persons.

                  (c) Use of Proceeds. The proceeds from the exercise of Shares granted under the Plan shall constitute and be considered as general funds of the Corporation which may be used for any and all corporate purposes as determined by the Board of Directors.

                  (d) Compliance with Applicable Laws. The inability of the Corporation to obtain from any regulatory body having jurisdiction, the authority deemed by the Corporation's counsel to be necessary to the lawful issuance and sale of any Shares upon the exercise of an Option shall relieve the Corporation of any liability in respect of the non-issuance or sale of such Shares as to which requisite authority shall not have been obtained.

                  (e) Non-Uniform Determinations. The Option Committee's determination under the Plan (including without limitation determinations of the persons to receive Options, the form, amount and timing of such Options, the terms and provisions of such Options and the Option Agreements evidencing same) need not be uniform and may be made by it selectively among persons who receive, or are eligible to receive, Options under the Plan, whether or not such persons are similarly situated.

                                                                     EXHIBIT 4.5

                                 STRATABASE.COM

                             STOCK OPTION AGREEMENT

         This Stock Option Agreement (the "Agreement") is entered into as of _____, by and between STRATABASE.COM, a Nevada corporation (the "Corporation") and _____ (the "Optionee").

         WHEREAS, the Corporation desires to afford the Optionee an opportunity to purchase certain Shares of the Corporation's common stock so as to acquire a proprietary interest as a shareholder of the Corporation and to provide the Optionee with an incentive to use his best efforts in the service of the Corporation.

         NOW, THEREFORE, in consideration of the premises and mutual covenants set forth below, the parties agree as follows:

         (1)      Grant of Option.

                  The Corporation hereby grants to Optionee the right to purchase up to the aggregate number of Shares set forth in Exhibit A attached hereto at the exercise price per Share stated therein. The right to purchase such Shares shall be subject to all of the provisions, terms and conditions set forth in this Agreement and in the STRATABASE.COM 2000 Stock Option (the "Plan"), a copy of which is annexed hereto and made a part hereof. Unless defined in this Agreement, capitalized terms used herein shall have the meaning ascribed to them in the Plan.

                  [NOTE: THIS PARAGRAPH SHOULD BE MANUALLY CROSSED OUT IF OPTION IS INTENDED TO QUALIFY AS AN INCENTIVE STOCK OPTION.]

                  This Option is not intended to be and shall not be treated as an Incentive Stock Option under Section 422 of the Code unless this sentence has been manually crossed out and its deletion is followed by the signature of the corporate officer who signed this Option on behalf of the Corporation
_____________.

         (2)      Vesting Schedule and Expiration.

                  This Option shall not be exercisable prior to the vesting date set forth in Exhibit A attached hereto or subsequent to the expiration date set forth therein unless extended by the Board of Directors or the Option Committee. During the exercise period, the Option may be exercised by the Optionee (or such other person or persons authorized to exercise Options under the Plan), in whole or in part, from time to time, subject to the maximum percentage of Options then exercisable in accordance with the schedule set forth in Exhibit A attached hereto. The Corporation agrees to maintain during such exercise period a sufficient number of Shares (which may be authorized and unissued Shares or issued Shares that have been reacquired by the Corporation) corresponding to the number of unexercised Options granted to the Optionee after taking into account any Share adjustment under the Plan.

         (3)      Restrictions on Transferability of Options.

                  This Option may not be transferred by the Optionee other than by will or the laws of descent and distribution and may be exercised during the Optionee's lifetime only by the Optionee or the Optionee's guardian or legal representative. A transfer of an Option by will or the laws of descent and distribution shall not be effective unless the Option Committee shall have been furnished with such evidence as it may deem necessary to establish the validity and effectiveness of the transfer.

         (4)      Termination Provisions

                  (1) Except as provided in paragraphs (b), (c) and (d) below, if an Optionee ceases to be employed by, or ceases to provide services to the Corporation for any reason other than termination for Cause, the portion of unexercised Options that are exercisable at the time of such termination of employment or cessation of service may thereafter be exercised for a period up to three (3) months following such termination or cessation of service unless such Options by their terms shall expire before such date.

                  (2) If an Optionee ceases to be employed by or ceases to perform services to the Corporation by reason of death or Disability, the aggregate amount of unexercised Options granted hereunder shall thereupon become fully vested and immediately exercisable and shall expire no later than one (1) year thereafter unless such Options by their terms expire before such date. During such one (1) year period, the Optionee, or, in the case of death, the Optionee's estate or the person or persons to whom the Option was transferred by will or the laws of descent and distribution, may exercise any such Options, and if not exercised, shall expire at the end of such one (1) year period unless such Options by their terms expire before such date.

                  (3) If the Optionee ceases to be employed by, or ceases to provide services to the Corporation by reason of Retirement, the aggregate amount of unexercised Options granted hereunder shall thereupon become fully vested and immediately exercisable and shall expire, in the case of an Incentive Stock Option, no later than three (3) months following such Retirement, or in the case of a Nonqualifying Stock Option one (1) year following Retirement, unless, in either case, the Options by their terms expire prior to such date.

                  (4) If the Optionee ceases to be employed by, or ceases to provide services to the Corporation as a result of a voluntary termination or as a result of a termination for Cause, the Optionee's unexercised Options shall expire immediately, unless the Option Committee, in its sole and absolute discretion, waives the expiration of any unexercised Options by giving written notice of such waiver to the Optionee within 30 days following the Optionee's termination of employment or cessation of services. In the event the Option Committee waives the expiration of unexercised Options, the Optionee may exercise any unexercised Options to the extent and for such time period as provided in paragraph (a) above.

         (5)      Exercise, Payment for and Delivery of Stock

                  This Option may be exercised by the Optionee or other person then entitled to exercise it by delivery of a written notice to the Secretary of the Corporation together with this Option Agreement specifying the number of Options intended to be exercised and the exercise price and accompanied by payment in full of the exercise price for the number of Shares with respect to which the Option is exercised.

                  If the Corporation is required to withhold any federal, state or local tax as a result of such exercise, the notice shall also be accompanied by a check payable to the Corporation in payment of the applicable amount required to be withheld, unless alternate arrangements have been agreed to between the parties to satisfy any applicable withholding obligations.

                  Payment for Shares may be made in cash, or with the approval of the Option Committee (which may be withheld in its sole discretion) with Shares having a fair market value on the date of exercise equal to the exercise price, or a combination of cash and Shares. In addition, subject to the approval of the Option Committee (which may be withheld in its sole discretion), payment may be effected wholly or partly by monies borrowed from the Corporation pursuant to the terms of a promissory note, the terms and conditions of which shall be determined from time to time by the Option Committee. An Optionee may purchase less than the total numbers of Shares for which Options are then exercisable, provided, however, that any partial exercise shall not be for less than 100 Shares and shall not include any fractional Shares. No Optionee, legal representative of such Optionee, as the case may be, shall be, or shall be deemed to be, the owner of any Shares covered by an Option unless and until certificates for the Shares are issued to the Optionee or such Optionee's representative under the Plan.

         (6)      Adjustments.

                  In the event that there is any change in the Shares of the Corporation arising through merger, consolidation, reorganization, recapitalization, stock dividend, stock split or combination thereof, the Board of Directors shall make such adjustments in the aggregate number of Options subject to this Agreement and/or the price per share of such Options in order to prevent dilution or enlargement of the Optionee's rights and of the value represented by the Options. Upon any adjustment in the number or exercise price of Shares subject to an Option, a new Option may be granted in place of such Option which has been so adjusted. In the event of a dissolution or liquidation of the Corporation or a merger, consolidation, sale of all or substantially all of the Corporation's assets, or other corporate reorganization in which the Corporation is not the surviving corporation, or any merger in which the Corporation is the surviving corporation but the holders of Shares receive securities of another corporation, outstanding Options shall terminate, provided that the holder of each Option shall, in such event, if no provision has been made for the substitution of a new option for such outstanding option, have the right immediately prior to such event to exercise the holder's Options in whole or in part without regard to the date on which the Options otherwise would be first exercisable.

         (7)      Compliance with Laws and Regulations.

                  By accepting this Option, the Optionee represents and agrees for himself and his transferees by will or the laws of descent and distribution that, unless a registration statement under Securities Act of 1933 is in effect as to Shares purchased upon any exercise of this Option, (a) any and all Shares so purchased shall be acquired for his personal account and not with a view to or for sale in connection with distribution, and (b) each notice of exercise of all or any portion of this Option shall, if the Option Committee so requests, be accompanied by a representation and warranty in writing, signed by the person entitled to exercise the same, that the Shares are being so acquired in good faith for his or her personal account and not with a view to or for sale in connection with any distribution.

                  No certificates for Shares purchased upon exercise of this Option shall be issued and delivered unless and until, in the opinion of legal counsel for the Corporation, such securities may be issued and delivered without causing the Corporation to be in violation of or incur any liability under any federal, state or other securities law or any other requirement of law or of any regulatory body having jurisdiction over the Corporation. Without limiting the generality of the foregoing, the Optionee acknowledges and understands that the Shares subject to the Options granted hereunder have not been registered under the Securities Act of 1933, as amended, or under the "blue sky" or securities laws of any state, that the Corporation has no obligation to so register any of such Shares and that, except to the extent the Shares are so registered, the Shares will be restricted securities and may be sold, transferred or otherwise disposed of only if an exemption from such registration is available. Unless the Shares have been so registered, there shall be noted conspicuously upon each stock certificate representing such Shares, the following statement:

                  "The shares of stock represented by this certificate have not been registered under the Securities Act of 1933 ("1933 Act") nor under any applicable state securities act and may not be offered or sold except pursuant to (i) an effective registration statement relating to such stock under the 1933 Act and any applicable state securities act,
         (ii) to the extent applicable, Rule 144 under the 1933 Act (or any similar rule under such act or acts relating to the disposition of securities), or (iii) an opinion of counsel satisfactory to the Corporation that an exemption from registration under Act or Acts is available."

         (8)      Invalidity; Severability.

                  If any clause or provision of this Agreement shall be adjudged invalid, the same shall not affect the validity of any other clause or provision of this Agreement, or of any other document pertaining to the subject matter thereof, or constitute by reason thereof, any claim or cause of action in favor of Optionee as against the Corporation. In addition, the provisions of this Agreement shall be read and construed and shall have effect as separate, severable and independent provisions or restrictions, and shall be enforceable accordingly.

         (9)      Entire Agreement; No Waiver; Remedies.

                  This Agreement contains the entire agreement of the parties and incorporates and supersedes any and all prior or contemporaneous oral or written agreements with respect to the matters referred to in it. No waiver of any breach or default hereunder shall be considered valid unless in writing and signed by the party giving such waiver, and no such waiver shall be deemed a waiver of any subsequent breach or default of the same or similar nature. No failure on the part of any party to exercise, and no delay in exercising any right, remedy, power or privilege hereunder shall operate as a waiver thereof; no waiver whatever shall be valid unless in writing signed by the party or parties to be charged and then only to the extent specifically set forth in such writing. All remedies, rights, powers and privileges, either under this Agreement or by law or otherwise afforded the parties to this Agreement, shall be cumulative and shall not be exclusive of any remedies, rights, powers and privileges provided by law.

         (10)     Successors and Assigns.

                  The rights and obligations of the Corporation under this Agreement shall inure to the benefit of and shall be binding upon the successors and assigns of the Corporation.

         (11)     Headings; Counterparts; Governing Law.

                  The headings in this Agreement are for convenience of reference only and are not intended to define or limit the contents of any section or paragraph. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement shall in all respects be governed by the laws (without reference to conflicts of laws principles) of the State of Nevada applicable to contracts made and performed within the State of Nevada.

         (12)     Execution.

                  (1) The grant of the Option hereunder shall be binding and effective only if this Agreement is duly executed by or on behalf of the Corporation and by the Optionee, and a signed copy is returned to the Corporation.

                  (2) The Optionee acknowledges that no assurances or representations are made by the Corporation as to the present or future market value of the Shares or as to the business, affairs, financial condition or prospects of the Corporation.

         (13)     Governing Provisions.

                  In the event of any conflict between the terms and provisions contained in this Agreement and the terms and provisions contained in the Plan, the terms, provisions and conditions set forth in the Plan shall govern.

         (14)     Optionee Bound by Plan.

                  OPTIONEE ACKNOWLEDGES RECEIPT OF THE ATTACHED COPY OF THE STRATABASE.COM 2000 STOCK OPTION PLAN AND AGREES TO BE BOUND BY ALL THE TERMS AND PROVISIONS THEREOF.

                                     STRATABASE.COM

                                     By: ___________________________________
                                         Name:
                                         Title:

AGREED AND ACCEPTED:

_________________________________
Optionee

                                    EXHIBIT A

                                       TO

                           AGREEMENT dated as of _____

                       PURSUANT TO THE STRATABASE.COM 2000

                                STOCK OPTION PLAN

                                      with

                 /x/ The Option awarded under this Agreement is intended to be a
                     Nonqualifying Stock Option.

                 / / The Option awarded under this Agreement is intended to qualify as an Incentive Stock Option pursuant to Section 422 of the Code.

(a)      Number of shares of the Common Stock covered by the Option:
         ______Shares.

(b)      Exercise price per share:  $____.

(c)      Vesting Schedule:

              Number of Shares                       Date

              ------------------------------------   ------------------------

              ------------------------------------   ------------------------

              ------------------------------------   ------------------------

                                      A-1